Exhibit 32.2

CERTIFICATION OF THE

PRINCIPAL FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Richtech Robotics Inc. (the “Company’s Quarterly Report”) on Form 10-Q for the period ended December 31, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Zhenqiang Huang, as Chief Financial Officer and principal financial officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of the undersigned’s knowledge and belief, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

/s/ Zhenqiang Huang
Zhenqiang Huang
Chief Financial Officer and Principal Financial Officer

Dated: February 14, 2024

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.